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                                                                      EXHIBIT 11
                               CHIRON CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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                                                                              YEAR ENDED DECEMBER 31,
                                                                  -----------------------------------------------
                                                                       1994            1993            1992
                                                                  --------------  --------------  ---------------
Net income (loss)...............................................  $   18,325,000  $   18,384,000  $   (99,252,000)
                                                                  --------------  --------------  ---------------
                                                                  --------------  --------------  ---------------
Primary computation:
  Weighted average number of common shares outstanding..........      32,972,000      32,094,000       30,200,000
  Weighted average dilutive incremental common shares issuable
   from exercise of warrants....................................          68,000          45,000        --
  Weighted average dilutive incremental common shares issuable
   under employee stock option programs.........................       1,253,000       1,542,000        --
                                                                  --------------  --------------  ---------------
Total weighted average primary common shares....................      34,293,000      33,681,000       30,200,000
                                                                  --------------  --------------  ---------------
                                                                  --------------  --------------  ---------------
Net income (loss) per share.....................................  $         0.53  $         0.55  $         (3.29)
                                                                  --------------  --------------  ---------------
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